Exhibit 23.1
July 24, 2008
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, OH 44316
     Re: Consent of Bates White, LLC
Ladies and Gentlemen:
     Bates White, LLC, an independent asbestos valuation firm, hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90786) and in the Registration Statements on Form S-8 (Nos. 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-62806, 333-62808, 333-29993, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company (the “Company”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Company’s liability exposure for pending and estimable unasserted asbestos-related claims and receivables from probable insurance recoveries, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, to be filed with the Securities and Exchange Commission on or about July 31, 2008.

Sincerely,
/s/Charles E. Bates

Charles E. Bates, Ph.D.
President and CEO